Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the use in this Registration Statement on Form F-1 of Cloudary Corporation of our report dated April 13, 2011 relating to the consolidated financial statements of Cloudary Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, People’s Republic of China
July 12, 2011